Exhibit 99.1

Contacts:	Daniel J. Kohl, President/CEO
(770) 441-1580

Portfolio Logic completes acquisition of PSA HealthCare

Norcross, GA.— (BUSINESS WIRE) . . . . August 31, 2007 . . . . . . Pediatric Services of America, Inc., d/b/a PSA Healthcare (Nasdaq: PSAI), a Delaware corporation (“PSA” or the “Company”), announced today the successful completion of the acquisition of the Company by a subsidiary of Portfolio Logic LLC. PSA’s stockholders approved the transaction at a special stockholder meeting on August 27, 2007. Following the stockholder vote, the D3 Family Funds, investment partnerships that have collectively been PSA’s largest stockholder for several years, became minority investors in the Portfolio Logic subsidiary. Portfolio Logic, a private investment firm primarily focused on healthcare and business services companies, has been an investor in PSA since 2004 and was one of its largest stockholders prior to the acquisition.

All outstanding shares of PSA’s common stock, par value $.01 per share (other than shares held by Portfolio Logic and its subsidiaries and shares subject to properly exercised dissenters’ rights) have been converted into the right to receive $16.25 in cash per share without interest. Accordingly, PSA’s common stock will no longer trade on the Nasdaq Global Market. Mellon Investor Services LLC has been appointed agent for payment of the merger consideration. Former stockholders of PSA with inquiries regarding the payment process should contact Mellon at 1-800-777-3674.

About PSA

PSA provides comprehensive pediatric home health care services through a network of 59 branch offices in 18 states, including satellite offices and branch office start-ups. Through these offices PSA provides a combination of services, including pediatric private duty nursing (PDN) and pediatric day treatment centers (PPECs). Additional information on PSA may be found on PSA’s website at http://www.psahealthcare.com.

About Portfolio Logic LLC

Portfolio Logic, a Washington, D.C.-based investment firm, primarily focuses on healthcare and business services companies. Jeffrey D. Zients, Managing Partner, previously served as Chairman of both The Corporate Executive Board and The Advisory Board, two successful business-to-business content companies serving these industries.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). When used in this press release, the words “may,” “targets,” “goal,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as potential difficulties in employee retention as a result of the acquisition by Portfolio Logic LLC, the amount of the costs, fees, expenses and charges related to such acquisition, general economic conditions, industry trends, the Company’s anticipated uses of the proceeds from the sale of its Respiratory and Pharmacy Businesses, the Company’s ability to assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and any potential reduced state funding levels and nursing hours authorized by Medicaid programs, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.